Exhibit 99.1

Lesaka Q1 2025 Results: Lesaka continues building operational momentum achieving Revenue and Profitability guidance

JOHANNESBURG, November 6, 2024 - Lesaka Technologies, Inc. (Nasdaq: LSAK; JSE: LSK) today released results for the first quarter of fiscal 2025 ("Q1 2025").

Q1 2025 performance:

  Revenue of $145.5 million (ZAR 2.6 billion) was at the mid-point of our revenue guidance and compares to $136.1 million (ZAR 2.5 billion) in Q1 2024.
  Operating loss of $0.05 million (ZAR 0.3 million) compares to operating income of $0.2 million (ZAR 4.2 million) in Q1 2024. The current quarter includes $1.7 million (ZAR 30.0 million) of one-off transaction costs relating to the acquisition of Adumo. Excluding the impact of these transaction costs, operating income would have been $1.7 million (ZAR 29.7 million).
  Net loss, including $1.7 million (ZAR 30.0 million) of one-off Adumo transaction costs, improved 23% in ZAR, to a net loss of $4.5 million (ZAR 81.0 million) in Q1 2025.
  GAAP loss per share improved 24% in ZAR to $0.07 (ZAR 1.26) from $0.09 (ZAR 1.66) in Q1 2024.
  Group Adjusted EBITDA (a non-GAAP measure) of $9.4 million (ZAR 168.1 million) was at the mid-point of our guidance range, improving 12% in ZAR from $8.0 million (ZAR 149.5 million) in Q1 2024.
  Fundamental earnings per share (a non-GAAP measure) of $0.04 (ZAR 0.66) improved by $0.04 (ZAR 0.74) compared to a fundamental loss per share of $0.00 (ZAR 0.08) in Q1 2024.
  Consumer Division revenue increased 30% in ZAR to $21.1 million (ZAR 378.1 million) and Segment Adjusted EBITDA increased 99% in ZAR, to $4.4 million (ZAR 78.7 million).
  Merchant Division revenue of $125.3 million (ZAR 2.3 billion) remained flat in ZAR and Segment Adjusted EBITDA contracted marginally, by 1% in ZAR, to $7.9 million (ZAR 142.1 million).

(1) Average exchange rates applicable for the quarter: ZAR 17.72 to $1 for Q1 2025, ZAR 18.71 to $1 for Q1 2024. The ZAR strengthened 5.3% against the U.S. dollar during Q1 2025 when compared to Q1 2024.

Lesaka Chairman Ali Mazanderani said: “We continue to invest in building the Lesaka platform and to scale as Southern Africa’s leading independent fintech. We achieved the mid-point of our revenue and Group Adjusted EBITDA guidance for Q1 2025. We have now delivered on our Group Adjusted EBITDA guidance for nine successive quarters and reaffirm our FY 2025 revenue guidance of ZAR 10 billion to ZAR 11 billion and FY2025 Group Adjusted EBITDA guidance of ZAR 900 million to ZAR 1 billion. Our Net Revenue guidance of ZAR 5.2 million to ZAR 5.6 million for FY 2025 implies 35% year-on year growth at the midpoint of this range. Our Group Adjusted EBITDA guidance for FY 2025 implies 37% growth, year-on-year, at the midpoint of the range.”

Outlook: Second Quarter 2025 ("Q2 2025") and reaffirming Full Fiscal Year 2025 ("FY 2025") outlook

While we report our financial results in USD, we measure our operating performance in ZAR, and as such we provide our guidance accordingly.

We have included guidance for Net Revenue, a non-GAAP measure, for the first time. This primarily eliminates the effect of changes in revenue mix between agency and principal sales of airtime, which can be material. Refer below to “Use of Non-GAAP Measures” for additional information.

For Q2 2025, the quarter ending December 31, 2024 we expect:

  Revenue between ZAR 2.4 billion and ZAR 2.6 billion.
  Net Revenue between ZAR 1.2 billion and ZAR 1.4 billion.
  Group Adjusted EBITDA between ZAR 190 million and ZAR 210 million.

Guidance For FY 2025, the year ending June 30, 2025, we expect:

  Revenue between ZAR 10.0 billion and ZAR 11.0 billion.
  Net Revenue between ZAR 5.2 billion and ZAR 5.6 billion.
  Group Adjusted EBITDA between ZAR 900 million and ZAR 1 billion

Our outlook provided:

  Includes the impact of the acquisition of Adumo, which closed in October 2024 (in Q2 2025).
  Excludes the impact of unannounced mergers and acquisitions that we may conclude.

The mid-point of the FY 2025 Group Adjusted EBITDA guidance implies a growth rate of more than 30% on a like-for-like basis (excluding Adumo and the allocation of interest expense charges directly related to the consumer loan book).

Management has provided its outlook regarding Net Revenue and Group Adjusted EBITDA, which are non-GAAP financial measures and excludes certain revenue and charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

Earnings Presentation for Q1 2025 Results

Our earnings presentation will be posted to the Investor Relations page of our website prior to our earnings call.

Webcast and Conference Call

Lesaka will host a webcast and conference call to review results on November 7, 2024, at 8:00 a.m. Eastern Time which is 3:00 p.m. South Africa Standard Time ("SAST"). A replay of the results presentation webcast will be available on the Lesaka investor relations website following the conclusion of the live event.

Presentation webcast via Zoom:

Link to access the results webcast: https://bit.ly/3BB5RHG.

Participants using the webcast will be able to ask questions by raising their hand and then asking the question "live."

Conference call dial-in:

  US Toll-Free:  +1 929 205 6099 or +1 253 205 0468 or +1 253 215 8782
  South Africa Toll-Free: +27 21 426 8190 or +27 21 426 8191 or +27 87 550 3946

Participants using the conference call dial-in will be unable to ask questions.

A replay of the results presentation webcast will be available on the Lesaka investor relations website following the conclusion of the live event.

Our Form 10-Q for the quarter ended September 30, 2024, as filed with the SEC, is available on our company website at www.lesakatech.com.

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the most directly comparable GAAP measures. The presentation of Group Adjusted EBITDA, Group Adjusted EBITDA margin, Net Revenue, fundamental net (loss) income, fundamental (loss) earnings per share, and headline (loss) earnings per share are non-GAAP measures. Refer to Attachment A for a reconciliation of these non-GAAP measures.

Non-GAAP Measures

Group adjusted EBITDA

Group Adjusted EBITDA is net loss before interest, taxes, depreciation and amortization, adjusted for non-operational transactions (including loss on disposal of equity-accounted investments), loss from equity-accounted investments, stock-based compensation charges and once-off items. Once-off items represents non-recurring expense items, including costs related to acquisitions and transactions consummated or ultimately not pursued. Group Adjusted EBITDA margin is Group Adjusted EBITDA divided by revenue.

Net Revenue

We generate revenue from the provision of transaction-processing services through our various platforms and service offerings. We use these platforms to (a) sell prepaid airtime vouchers which was held as inventory, and (b) distribute VAS, including prepaid airtime vouchers (which we do not hold as inventory), prepaid electricity, gaming vouchers, and other products, to users of our platforms. We act as a principal when we sell airtime vouchers that were held as inventory and record revenue and cost of sales on a gross basis when sold. We act as an agent in a transaction when we provide VAS products through our various platforms and services offerings because we do not control the good or service to be provided and we recognize revenue based on the amount that we are contractually entitled to receive for performing the distribution service on behalf of our customers using our platform. Our revenue under GAAP can fluctuate materially due to changes in the revenue mix between these revenue categories. Net Revenue is a non-GAAP measure and is calculated as revenue presented under GAAP less (i) the cost of prepaid airtime vouchers sold by us, and (ii) commissions paid to third parties selling all other agency-based VAS products (including pinless airtime, electricity and other products) provided through our distribution channels. We believe that the use of Net Revenue is meaningful to users of financial information because it seeks to eliminate the impact of the change in the revenue mix from the revenue categories over the periods presented.

Fundamental net earnings (loss) and fundamental earnings (loss) per share

Fundamental net earnings (loss) and earnings (loss) per share is GAAP net loss and loss per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), stock-based compensation charges, and unusual non-recurring items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net earnings (loss) and earnings (loss) per share for fiscal 2024 also includes an impairment loss related to an equity-accounted investment, and a reversal of allowance for doubtful loan receivable.

Management believes that the Group Adjusted EBITDA, fundamental net earnings (loss) and fundamental earnings (loss) per share metrics enhance its own evaluation, as well as an investor's understanding, of our financial performance. Attachment A presents the reconciliation between GAAP net loss attributable to Lesaka and these non-GAAP measures.

Headline (loss) earnings per share ("H(L)EPS")

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment losses related to our equity-accounted investments and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and H(L)EPS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Lesaka (www.lesakatech.com)

Lesaka Technologies, (Lesaka™) is a South African Fintech company driven by a purpose to provide financial services and software to Southern Africa's underserviced consumers (B2C) and merchants (B2B), improving people's lives and increasing financial inclusion in the markets in which we operate. We offer a wide range of integrated payment solutions including transactional accounts (banking), lending, insurance, payouts, cash management solutions, card acceptance, supplier payments, software services and bill payments. By providing a full-service fintech platform in our connected ecosystem, we facilitate the digitization of commerce in our markets.

Lesaka has a primary listing on NASDAQ (NasdaqGS: LSAK) and a secondary listing on the Johannesburg Stock Exchange (JSE: LSK). Visit www.lesakatech.com for additional information about Lesaka Technologies (Lesaka ™).

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "could," "would," "may," "will," "intends," "outlook," "focus," "seek," "potential," "mission," "continue," "goal," "target," "objective," derivations thereof, and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, statements relating to future financial results and future financing and business opportunities are forward-looking statements. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in our Form 10-K for the fiscal year ended June 30, 2024, as filed with the SEC, as well as other documents we have filed or will file with the SEC. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

Investor Relations and Media Relations Contacts:

Phillipe Welthagen

Email: phillipe.welthagen@lesakatech.com

Mobile: +27 84 512 5393

Media Relations Contact:

Ian Harrison
Email: Ian@thenielsennetwork.com

Lesaka Technologies, Inc.

Attachment A

Reconciliation of GAAP loss attributable to Lesaka to Group Adjusted EBITDA loss:

Three months and year ended September 30, 2024 and 2023 and June 30, 2024

	Three months ended
	September 30,		June 30,
	2024	2023	2024
Loss attributable to Lesaka - GAAP	$(4,542)	$(5,651)	$(5,035)
Loss from equity accounted investments	(27)	1,405	(40)
Net loss before (earnings) loss from equity-accounted investments	(4,569)	(4,246)	(5,075)
Income tax (benefit) expense	78	264	1,482
Loss before income tax expense	(4,491)	(3,982)	(3,593)
Reversal of allowance for doubtful EMI loans receivable	-	(250)	-
Unrealized (gain) loss FV for currency adjustments	(219)	102	(184)
Operating income/(loss) after PPA amortization and net interest (non-GAAP)	(4,710)	(4,130)	(3,777)
PPA amortization (amortization of acquired intangible assets)	3,747	3,608	3,657
Operating income/(loss) before PPA amortization after net interest (non-GAAP)	(963)	(522)	(120)
Interest expense	5,032	4,909	4,620
Interest income	(586)	(449)	(732)
Operating income/(loss) before PPA amortization and net interest (non-GAAP)	3,483	3,938	3,768
Depreciation (excluding amortization of intangibles)	2,529	2,248	2,548
Interest adjustment	(831)	-	-
Stock-based compensation charges	2,377	1,759	2,258
Once-off items	1,805	78	1,684
Group Adjusted EBITDA - Non-GAAP	$9,363	$8,023	$10,258

	Three months ended
	September 30,		Jun 30,
	2024	2023	2024
Once-off items comprises:
Transaction costs	$103	$78	$56
Transaction costs related to Adumo acquisition	1,702	-	1,628
	$1,805	$78	$1,684

Once-off items are non-recurring in nature, however, certain items may be reported in multiple quarters. For instance, transaction costs include costs incurred related to acquisitions and transactions consummated or ultimately not pursued. The transactions can span multiple quarters, for instance in fiscal 2025 we incurred significant transaction costs related to the acquisition of Adumo over a number of quarters, and the transactions are generally non-recurring.

Reconciliation of revenue under GAAP to Net Revenue:

Three months and year ended September 30, 2024 and 2023 and June 30, 2024

	Three months ended
	September 30,		June 30,
	2024	2023	2024
Revenue - GAAP	$145,546	$136,089	$146,046
Cost of prepaid airtime vouchers sold by us & commissions paid to third parties selling all other agency-based products	(86,737)	(87,326)	(91,274)
Net Revenue (non-GAAP)	$58,809	$48,763	$54,772
Net Revenue / revenue	40%	36%	38%

Reconciliation of GAAP net loss and loss per share, basic, to fundamental net earnings (loss) and earnings (loss) per share, basic:

Three months ended September 30, 2024 and 2023

	Net (loss) income (USD '000)		(L)PS, basic (USD)		Net (loss) income (ZAR '000)		(L)PS, basic (ZAR)
	2024	2023	2024	2023	2024	2023	2024	2023
GAAP	(4,542)	(5,651)	(0.07)	(0.09)	(81,023)	(105,635)	(1.26)	(1.66)

Intangible asset amortization, net	2,735	2,625			49,173	49,104
Stock-based compensation charge	2,377	1,759			42,691	32,797
Impairment of equity method investment	-	1,167			-	22,084
Reversal of allowance for doubtful EMI loans receivable	-	(250)			-	(4,741)
Transaction costs	1,805	78			31,828	1,465
Fundamental	2,375	(272)	0.04	-	42,669	(4,926)	0.66	(0.08)

Attachment B

Unaudited Condensed Consolidated Financial Statements

LESAKA TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Operations
	Unaudited
	Three months ended
	September 30,
	2024	2023
	(In thousands)

REVENUE	$145,546	$136,089

EXPENSE

Cost of goods sold, IT processing, servicing and support	110,887	107,490
Selling, general and administration	26,726	22,515
Depreciation and amortization	6,276	5,856
Transaction costs related to Adumo acquisition	1,702	-

OPERATING (LOSS) INCOME	(45)	228

REVERSAL OF ALLOWANCE FOR DOUBTFUL EMI LOAN RECEIVABLE	-	250

INTEREST INCOME	586	449

INTEREST EXPENSE	5,032	4,909

LOSS BEFORE INCOME TAX EXPENSE (BENEFIT)	(4,491)	(3,982)

INCOME TAX EXPENSE (BENEFIT)	78	264

NET LOSS BEFORE EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	(4,569)	(4,246)

EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	27	(1,405)

NET LOSS ATTRIBUTABLE TO LESAKA	$(4,542)	$(5,651)

Net loss per share, in United States dollars:
Basic loss attributable to Lesaka shareholders	$(0.07)	$(0.09)
Diluted loss attributable to Lesaka shareholders	$(0.07)	$(0.09)

LESAKA TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
	Unaudited
	Three months ended
	September 30,
	2024	2023
	(In thousands)
Cash flows from operating activities
Net loss	$(4,542)	$(5,651)
Depreciation and amortization	6,276	5,856
Movement in allowance for doubtful accounts receivable and finance loans receivable	1,499	1,525
Movement in interest payable	1,693	1,764
Fair value adjustment related to financial liabilities	190	(34)
(Gain) Loss from equity-accounted investments	(27)	1,405
Reversal of allowance for doubtful loans receivable	-	(250)
Profit on disposal of property, plant and equipment	(27)	(36)
Facility fee amortized	69	227
(Profit)/loss on disposal of business
Stock-based compensation charge	2,377	1,759
Decrease (Increase) in accounts receivable and other receivables	7,692	(2,345)
Increase in finance loans receivable	(1,590)	(488)
(Increase) Decrease in inventory	(889)	(479)
(Decrease) Increase in accounts payable and other payables	(17,177)	375
Increase in taxes payable	765	308
Decrease in deferred taxes	(446)	(562)
Net cash (used in) provided by operating activities	(4,137)	3,374

Cash flows from investing activities
Capital expenditures	(3,965)	(2,809)
Proceeds from disposal of property, plant and equipment	850	284
Acquisition of intangible assets	(173)	(135)
Net change in settlement assets	3,570	(11,237)
Net cash provided by (used in) investing activities	282	(13,897)

Cash flows from financing activities
Proceeds from bank overdraft	23,893	59,574
Repayment of bank overdraft	(31,028)	(62,793)
Long-term borrowings utilized	774	2,471
Repayment of long-term borrowings	(5,472)	(2,629)
Proceeds from issue of shares	-	21
Net change in settlement obligations	(3,648)	10,696
Net (used in) cash provided by financing activities	(15,481)	7,340

Effect of exchange rate changes on cash	3,226	(443)
Net decrease in cash, cash equivalents and restricted cash	(16,110)	(3,626)
Cash, cash equivalents and restricted cash - beginning of period	65,919	58,632
Cash, cash equivalents and restricted cash - end of period	$49,809	$55,006

LESAKA TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Balance Sheets
	Unaudited	(A)
	September 30,	June 30,
	2024	2024
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$49,687	$59,065
Restricted cash	122	6,853
Accounts receivable, net of allowance of - September: $1,486; June: $1,241 and other receivables	29,825	36,667
Finance loans receivable, net of allowance of - September: $5,214; June: $4,644	47,017	44,058
Inventory	20,194	18,226
Total current assets before settlement assets	146,845	164,869
Settlement assets	20,469	22,827
Total current assets	167,314	187,696
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of - September: $50,532; June: $49,762	34,481	31,936
OPERATING LEASE RIGHT-OF-USE	7,411	7,280
EQUITY-ACCOUNTED INVESTMENTS	245	206
GOODWILL	146,577	138,551
INTANGIBLE ASSETS, net of accumulated amortization of - September: $52,853; June: $46,200	114,052	111,353
DEFERRED INCOME TAXES	3,734	3,446
OTHER LONG-TERM ASSETS, including equity securities	78,075	77,982
TOTAL ASSETS	551,889	558,450

LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	-	6,737
Short-term credit facilities	9,895	9,351
Accounts payable	12,815	16,674
Other payables	45,923	56,051
Operating lease liability - current	2,600	2,343
Current portion of long-term borrowings	3,841	3,878
Income taxes payable	1,488	654
Total current liabilities before settlement obligations	76,562	95,688
Settlement obligations	19,899	22,358
Total current liabilities	96,461	118,046
DEFERRED INCOME TAXES	39,345	38,128
OPERATING LEASE LIABILITY - LONG TERM	4,968	5,087
LONG-TERM BORROWINGS	144,679	139,308
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	2,790	2,595
TOTAL LIABILITIES	288,243	303,164
REDEEMABLE COMMON STOCK	79,429	79,429

EQUITY
LESAKA EQUITY:
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: September: 64,301,943; June: 64,272,243	83	83
PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: September: -; June: -	-	-
ADDITIONAL PAID-IN-CAPITAL	346,016	343,639
TREASURY SHARES, AT COST: September: 25,563,808; June: 25,563,808	(289,733)	(289,733)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(177,830)	(188,355)
RETAINED EARNINGS	305,681	310,223
TOTAL LESAKA EQUITY	184,217	175,857
NON-CONTROLLING INTEREST	-	-
TOTAL EQUITY	184,217	175,857
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	$551,889	$558,450

(A) Derived from audited consolidated financial statements.

Lesaka Technologies, Inc.

Attachment C

Reconciliation of net loss used to calculate loss per share basic and diluted and headline loss per share basic and diluted:

Three months ended September 30, 2024 and 2024

	2024	2023

Net loss (USD'000)	(4,542)	(5,651)
Adjustments:
Impairment of equity method investments	-	1,167
Profit on sale of property, plant and equipment	(27)	(36)
Tax effects on above	7	10
Net loss used to calculate headline loss (USD'000)	(4,562)	(4,510)
Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	64,293	63,805
Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	64,293	63,805
Headline loss per share:
Basic, in USD	(0.07)	(0.07)
Diluted, in USD	(0.07)	(0.07)

Calculation of the denominator for headline diluted loss per share

	Three months ended March 31,
	2024	2023
Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	64,293	63,805
Denominator for headline diluted loss per share	64,293	63,805

Weighted average number of shares used to calculate headline diluted loss per share represents the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully diluted shares outstanding to calculate headline diluted loss per share because we do not use the two-class method to calculate headline diluted loss per share.